Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Avnet, Inc.:
We consent to the incorporation by reference in the registration statements No. 333-155971 on Form S-3 and Nos. 33-43855, 33-64765, 333-17271, 333-45735, 333-55806, 333-00129, 333-45267, 333-101039, 333-112057, 333-112062, 333-112063, and 333-140903 on Form S-8 of Avnet, Inc. of our report dated August 12, 2010, with respect to the consolidated balance sheets of Avnet, Inc. and subsidiaries as of July 3, 2010 and June 27, 2009, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended July 3, 2010, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of July 3, 2010, which report appears in the July 3, 2010 annual report on Form 10-K of Avnet, Inc.
As discussed in note 1 to the consolidated financial statements, effective June 28, 2009, Avnet, Inc. adopted FASB ASC 470-20, Debt with Conversion and Other Options (formerly FSP APB 14-1).
/s/ KPMG LLP
Phoenix, Arizona
August 12, 2010